Exhibit 10.158

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDEMENT to the LEASE AGREEMENT is entered into as of April 4, 2024 by and Between P & S PROPERTY INVESTMENTS, LLC (“Landlord”), Baxpi Holdings LLC d/b/a La Rosa Realty Greater Fort Lauderdale, a Florida limited liability (“Tenant”)

W I T N E S S E T H:

WHEREAS, TMT Properties, Inc. a Florida corporation and Tenant entered into a Lease dated March 8, 2021 wherein Landlord agreed to lease Tenant, and Tenant agreed to lease from Landlord, the Premises;

WHEREAS, Landlord and Tenant seek to modify the lease to update the corporation and lease term as herein after set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1. Section 1.8: Lease Term: This lease is hereby extended by Twelve (12) Months, commencing on May 1, 2024 and expiring on April 30, 2025

2. Section 1.13: Minimum Rent:

May 1, 2024 – April 30, 2025	$3,429.92/month + sales tax

3. All other terms and conditions of the lease and subsequent amendments shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

LANDLORD:		Assignor:

P & S PROPERTY INVESTMENTS, LLC		Baxpi Holdings LLC

By:	/s/ Joseph Maas	By:	/s/ Carrie Pietrowski
Name:	Joseph Maas	Name:	Carrie Pietrowski
Title:	General Manager	Title:	Owner

Date:	4/17/2024	Date:	4/11/2024